UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2018, NanoVibronix, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”) to increase (i) the aggregate number of shares of common stock reserved for issuance under the 2014 Plan by an additional 750,000 shares, to a total of 1,464,286 shares and (ii) the maximum number of shares of the Company’s common stock covering awards of stock options or stock appreciation rights that may be granted to certain of the Company’s executive officers during any calendar year to 275,000. The Plan Amendment had been previously approved by the Company’s board of directors on April 19, 2018, subject to stockholder approval.

For more information about the Plan Amendment and the 2014 Plan, see the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 30, 2018 (the “2018 Proxy”), the relevant portions of which are incorporated herein by reference. The description of the Plan Amendment above and such portions of the 2018 Proxy are qualified in their entirety by reference to the full text of the Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 13, 2018, the Company held the Annual Meeting. At the Annual Meeting, the following three proposals were submitted to the Company’s stockholders:

(1)

Election of seven directors to serve on the Company’s board of directors for a term of one year or until their respective successors are elected and qualified, for which the following were nominees: Brian Murphy, Christopher Fashek, Martin Goldstein, Harold Jacob, M.D., Jona Zumeris, Ph.D., Michael Ferguson and Thomas R. Mika.

(2)

A proposal to amend the 2014 Plan to increase (i) the aggregate number of shares of common stock reserved for issuance under the 2014 Plan by an additional 750,000 shares, to a total of 1,464,286 shares and (ii) the maximum number of shares of the Company’s common stock covering awards of stock options or stock appreciation rights that may be granted to certain of the Company’s executive officers during any calendar year to 275,000.

(3)	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For more information about the foregoing proposals, see the 2018 Proxy, the relevant portions of which are incorporated herein by reference. Holders of the Company's common stock and Series C Convertible Preferred Stock (on an as-converted to common stock basis, subject to the 9.99% beneficial ownership limitation pursuant to the terms of the Series C Preferred Stock as set forth in the certificate of designation for the Series C Preferred Stock) were entitled to one vote per share of common stock. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

(1)	Election of seven directors to serve on the Company’s board of directors for a term of one year or until their respective successors are elected and qualified:

Director	For	Withheld	Broker Non-Votes
Brian Murphy	1,925,535	1,010	484,930
Christopher Fashek	1,925,535	1,010	484,930
Martin Goldstein	1,925,535	1,010	484,930
Harold Jacob, M.D.	1,925,535	1,010	484,930
Jona Zumeris, Ph.D	1,675,662	250,883	484,930
Michael Ferguson	1,924,632	1,913	484,930
Thomas R. Mika	1,925,535	1,010	484,930

(2)	A proposal to amend the 2014 Plan to increase (i) the aggregate number of shares of common stock reserved for issuance under the 2014 Plan by an additional 750,000 shares, to a total of 1,464,286 shares and (ii) the maximum number of shares of the Company’s common stock covering awards of stock options or stock appreciation rights that may be granted to certain of the Company’s executive officers during any calendar year to 275,000:

For	Against	Abstain	Broker Non-Vote
1,886,034	13,206	27,305	484,930

(3)	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain
2,380,828	2,176	28,471

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: June 18, 2018	By:	/s/ Stephen Brown
Name: Stephen Brown
Title: Chief Financial Officer